Brand Group Holdings, Inc.

IMPORTANT SPECIAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Special Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 4 (Bartow Morgan, Jr. has abstained from the recommendation with respect to Proposals 2 and 3 due to his conflicting interest)

	For	Against	Abstain
1. **Agreement and Plan of Merger**. To approve the Agreement and Plan of Merger, dated as of March 28, 2018, by and among Renasant Corporation ("Renasant"), Renasant Bank, Brand Group Holdings, Inc. ("Brand") and The Brand Banking Company, as it may be amended from time to time, pursuant to which Brand will merge with and into Renasant.	☐	☐	☐
2. **Morgan 280G Proposal**. To approve the payments that Bartow Morgan, Jr. is entitled to receive from Brand upon the completion of the merger pursuant to his employment agreement and other compensatory arrangements with Brand so as to render the "parachute payment" provisions of Section 280G of the Internal Revenue Code of 1986, as amended ("Section 280G"), inapplicable to such payments.	☐	☐	☐
3. **Cochran/Fairey 280G Proposal**. To approve the payments that each of Robert L. Cochran and Richard A. Fairey are entitled to receive from Brand upon the completion of the merger pursuant to their respective employment agreements and other compensatory arrangements with Brand so as to render the parachute payment provisions of Section 280G inapplicable to such payments.	☐	☐	☐
4. **Adjournment**. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger, the Morgan 280G Proposal and/or the Cochran/Fairey 280G Proposal.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

02VDGB

2018 Special Meeting Admission Ticket

Special Meeting of
Brand Group Holdings, Inc. Shareholders

Thursday, July 26, 2018, 10:00 a.m. Local Time
3328 Peachtree Road, Suite 400
Atlanta, Georgia 30326

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Brand Group Holdings, Inc.

Notice of Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — July 26, 2018

The undersigned shareholder of Brand Group Holdings, Inc. (the "Company") hereby appoints Michael J. Coles and Bartow Morgan, Jr., or either of them, as Proxies, each with full power of substitution, and hereby authorizes them or either of them to represent and to vote, as designated below, all shares of the Company held of record by the undersigned as of the close of business on June 22, 2018, at the Special Meeting of Shareholders of Brand Group Holdings, Inc. to be held at 3328 Peachtree Road, Suite 400, Atlanta, Georgia 30326, on July 26, 2018, at 10:00 a.m. local time and at any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER SET FORTH IN PROPOSAL NO. 1, "FOR" THE APPROVAL OF THE MORGAN 280G PROPOSAL SET FORTH IN PROPOSAL NO. 2, "FOR" THE APPROVAL OF THE COCHRAN/FAIREY 280G PROPOSAL SET FORTH IN PROPOSAL NO. 3 AND "FOR" THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING SET FORTH IN PROPOSAL NO. 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)